UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2014 (January 14, 2014)

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On January 14, 2014, the United States District Court for the Eastern District of Texas (the “Court”) ruled in favor of Allergan, Inc. (the “Company”) in a patent infringement matter concerning the Company’s Lumigan® (bimatoprost ophthalmic solution) 0.01% product (“Lumigan® 0.01%”).

The Company initiated the lawsuit under the Drug Price Competition and Patent Term Restoration Act, commonly known as the Hatch-Waxman Act, after the defendants, Sandoz Inc., Lupin Ltd., Lupin Pharmaceuticals Inc., Hi-Tech Pharmacal Co., Inc., Watson Laboratories, Inc., Watson Pharmaceuticals, Inc., and Watson Pharma, Inc. (collectively, the “Defendants”), sought to market a generic version of Lumigan® 0.01%, which was first approved by the U.S. Food and Drug Administration in 2010 for the reduction of elevated intraocular pressure in patients with open-angle glaucoma or ocular hypertension. The Court’s ruling found the asserted claims of U.S. Patent Numbers 7,851,504, 8,278,353, 8,299,118, 8,309,605 and 8,338,479 (collectively, the “Patents”) are not invalid and are infringed by the Defendants’ proposed generic drug products. As part of the ruling, the Court granted the Company’s request for a permanent injunction enjoining the Defendants from marketing their proposed generic drug products until the expiration of the Patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: January 14, 2014	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Secretary